                                                                    EXHIBIT 23.1


                                                    [ARTHUR ANDERSEN LETTERHEAD]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 our reports dated February 19, 2001 (except for matters discussed in Note 18 as to which the date is October 4, 2001), included in MRV Communication's Amendment No. 1 to its Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Los Angeles, California
January 31, 2002